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                                                                     Exhibit 5.1
                                                                     -----------

                                August 30, 2000

Carrier Access Corporation
5395 Pearl Parkway
Boulder, CO 80301

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Carrier Access Corporation, a Delaware corporation (the "Registrant" or "you"), with the Securities and Exchange Commission on or about the date hereof, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 29,514 shares of your Common Stock, $.0001 par value (the "Shares"), reserved for issuance pursuant to the Amended and Restated Millennia Systems, Inc. Nonqualified Stock Option Agreements (the "Option Agreements"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Registrant under the Option Agreement. We assume that the consideration received by you in connection with each issuance of Shares will include an amount in the form of cash, services rendered or property that exceeds the greater of (i) the aggregate par value of such Shares or (ii) the portion of such consideration determined by the Company's Board of Directors to be "capital" for purposes of the Delaware General Corporation Law. We also assume that each issuance of Shares will be made in accordance with the terms of the Option Agreements.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Option Agreements, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                    Very truly yours,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation


                                    /s/ Wilson Sonsini Goodrich & Rosati, P.C.